Exhibit 4.6

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT ("AGREEMENT"), dated as March 24, 2006, among Execute Sports, Inc., a Nevada corporation (the "Company"), and Myr and Coral Guy (the "Holders").

WHEREAS, on February 28, 2005, the Company issued a Promissory Note due February 28, 2006, as amended from time to time, to the Holder in an aggregate principal amount of One Hundred Thousand ($100,000.00) dollars (the "Note");

WHEREAS, the principal outstanding on the Note as of March 24, 2006 is Sixty Thousand, Nine Hundred and Five and 46/100 ($60,905.46) dollars;

WHEREAS, the annual interest on the Note is Two Percent per annum and as of March 24, 2006, the interest due on the Note is Two Thousand, Eight Hundred, and Nine and 38/100 ($2,089.38) dollars.

WHEREAS, the Company has requested that the Holders convert their Notes into 251,979 shares of the Company’s common stock, par value $.001 per share ("Common Stock"), as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1. DEBT CONVERSION.

(a) Holder hereby agrees, subject to the conditions set forth herein, to convert the principal and accrued interest on its Notes into shares of the Company's Common Stock
("Conversion Shares") at a conversion price of $0.25 per share, respectively ("Debt Conversion"). The entire amount of the Conversion Shares shall be allocated in a manner as mutually agreed to by the parties and the Debt Conversion shall be classified as mutually agreed to by the parties.

(b) The Company shall take such actions as may be necessary to effectuate the Debt Conversion, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary third party consents.

(f) Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4 (c) and (d) below is fulfilled, at the offices of Execute Sports, Inc., 1284 Puerta del Sol, Suite 150, San Clemente, CA 92673, or at such other time, date or place as the parties may agree upon in writing. At the Closing, the Holder shall deliver its Note for cancellation and the Company shall deliver to the Holder certificates representing the Conversion Shares to which such Holder is entitled as a result of such Debt Conversion. From and after the Closing, the Notes shall represent solely the right to receive Conversion Shares. If a Holder has lost its Note and is unable to deliver its Notes at the Closing, it shall submit an affidavit of loss and indemnity agreement so that the Notes may be replaced and deemed cancelled in accordance with the terms hereof. In the event that as a result of the Debt Conversion, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Conversion, except that the Holder shall pay any such tax due because the Conversion Shares are issued in a name other than the Holder's.

2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holder as follows:

(a) As of the date hereof, the Company has 75,000,000 shares of Common Stock authorized, of which 21,831,886 shares of Common Stock are issued and outstanding, and no shares of preferred stock authorized. As of the date hereof, the Company has reserved for issuance 1,430,000 shares of Common Stock upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of the Company's Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Conversion Shares to be issued and delivered to the Holders upon conversion of the Notes have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable. The issuance of the Conversion Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

(b) The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c) The affirmative vote of at least a majority of the Board of Directors of the Company with respect to the matters referred to in Section 1 hereof is the only vote of the holders of any class or series of the capital stock of the Company required to approve the transactions contemplated hereby.

(d) None of the Company's Articles of Incorporation, as amended, or Bylaws, or the laws of Nevada or California contains any applicable anti-takeover provision or statute which would restrict the Company's ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of the Holders' rights following consummation of the transactions contemplated by this Agreement.

(e) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company other than the fees of any investment banking firm that has been engaged by the Company to render the Fairness Opinion (defined below), the fees of which will be paid by the Company.

(f) The Company has delivered or made available to the Holder prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since July 16, 2005. Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

3. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS. Ty Guy represents and warrants to the Company as follows:

(a) The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

(b) The Holder has reviewed the filings of the Company referred to in Section 2(f) above.

(c) The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(d) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(e) The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making their decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Holders.

4. CONDITIONS.

(a) The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of each of the Holders set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Holders in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii) The Holder shall have delivered to the Company for cancellation its Notes or an affidavit of loss and indemnity.

(b) The obligations of the Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i) The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii) All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Holders.

(iii) The Company shall have caused the Conversion Shares to be approved for listing on the Over the Counter Bulletin Board or any national securities exchange on which the Common Stock is then listed.

(iv) The Holder shall have received a legal opinion of Michael L. Corrigan, counsel to the Company, addressed to the Holder dated as of the Closing date covering such matters as is customary of transactions of this nature and in form and substance reasonably satisfactory to the Holder.

(vi) The Holder shall have delivered to the Company for cancellation their Notes or an affidavit of loss and indemnity

5. REGISTRATION.

(a)The Company shall file, and use reasonable best efforts to cause to be declared effective by the Commission as promptly as practicable but in no event later than nine months following the Closing Date, a registration statement (the "Required Registration Statement") to register Fifty Percent of the Conversion Shares, or 125,989 or the 251,979 shares received by the Holder upon the Debt Conversion for resale pursuant to the Securities Act.

(b) The Company shall bear all fees and expenses attendant to registering the Conversion Shares, but the Holders shall pay any and all sales commissions and the expenses of any legal counsel selected by them to represent them in connection with the sale of the Conversion Shares. The Company shall use its best efforts to cause any registration statement filed pursuant to this section to remain effective until all the Conversion Shares registered thereunder are sold or until the delivery to the Holder of an opinion of counsel to the Company to the effect set forth in Section 5(h).

(c) The Company will indemnify the Holder against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 5 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Company will not be liable to a Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Holder specifically stating that it is intended for inclusion in any registration statement under which Conversion Shares are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such director, officer or controlling person, and shall survive the transfer of such securities by any Holder.

(d) The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

(e) The Company represents and warrants to the holders of Conversion Shares that the granting of the registration rights to the Holders hereby does not and will not violate any agreement between the Company and any other security holders with respect to registration rights granted by the Company.

(f) The rights granted under this Section 5 shall terminate upon delivery to the Holders of an opinion of counsel to the Company reasonably satisfactory to the Holder to the effect that such rights are no longer necessary for the public sale of the Conversion Shares without restriction as to the number of securities that may be sold at any one time or the manner of sale.

(i) The rights granted under this Section 5 shall not be transferable.

6. MISCELLANEOUS.

(a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c) This Agreement shall be a contract made under and governed by the laws of the State of California.

(d) All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e) This Agreement shall be binding upon the Company, the Holder and its respective successors and assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

(f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(i) Whether or not the Closing occurs, the Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by it or the Holders with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

7. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDERS
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. SPECIFIC PERFORMANCE. THE PARTIES HERETO ACKNOWLEDGE AND
AGREE THAT ANY REMEDY AT LAW FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT WOULD BE INADEQUATE, AND EACH PARTY HERETO HEREBY CONSENTS TO THE GRANTING BY ANY COURT OF AN INJUNCTION OR OTHER EQUITABLE RELIEF, WITHOUT THE NECESSITY OF ACTUAL MONETARY LOSS BEING PROVED, IN ORDER THAT THE BREACH OR THREATENED BREACH OF SUCH PROVISIONS MAY BE EFFECTIVELY RESTRAINED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

EXECUTE SPORTS, INC.

Todd M. Pitcher
President and Secretary

HOLDERS

Myr Guy

Coral Guy